EXHIBIT 10.95
HealthMarkets, Inc.
Initial Total Ownership Plan
(As Amended and Restated Effective April 5, 2006)
(“ITOP”)

Sponsoring Company	Participating Agencies

HealthMarkets, Inc.	UGA — Association Field Services,
9151 Boulevard 26	a division of The MEGA Life
North Richland Hills, Texas 76180	and Health Insurance Company
500 Grapevine Highway
Suite 300
Hurst, Texas 76054

New United Agency, Inc.
500 Grapevine Highway
Suite 300
Hurst, Texas 76054

Performance Driven Awards, Inc.
500 Grapevine Highway
Suite 300
Hurst, Texas 76054
For Information Call:
Karie Graves
UGA — Association Field Services
500 Grapevine Highway
Suite 300
Hurst, Texas 76054
(817) 255-3839
kgraves@ugaais.com
Amended and Restated: April 5, 2006

HealthMarkets, Inc.
Initial Total Ownership Plan (ITOP)
ARTICLE I.
DEFINITIONS
     The following capitalized terms shall have the respective meaning assigned to them below. If not otherwise defined in this plan document, capitalized terms shall have the meaning assigned to them in ATOP and/or AMTOP.
     1.1. “Administrator” means HealthMarkets, or any person or persons authorized by the Board of Directors of HealthMarkets (the “Board”) to administer ITOP.
     1.2. “Agent” means any independent insurance agent or independent field sales representative (“FSR”) who is a member of or contracted with a Participating Agency and who is not an employee of such Participating Agency.
     1.3. “AMTOP” means the HealthMarkets Agency Matching Total Ownership Plan, as amended and restated as of April 5, 2006.
     1.4. “AMTOP Account” means the separate book account of each Participant’s AMTOP Equivalent Shares, as maintained by the Administrator in accordance with the terms of AMTOP.
     1.5. “ATOP” means the HealthMarkets Agents’ Total Ownership Plan, as amended and restated as of April 5, 2006.
     1.6. “Board” shall mean the Board of Directors of HealthMarkets, as constituted from time to time.
     1.7. “Calendar Year” means the twelve (12) month period commencing on January 1 and ending on December 31.
     1.8. “Contract” means “Independent Agent Commission-Only Contract and/or FSR Agreement between the Participant and a Participating Agency.”
     1.9. “Equivalent Shares” means a book credit representing the number of whole Shares that would be purchased had ITOP Credits been invested in Shares on the date such credits were posted to the Participant’s AMTOP Account.
     1.10. “Fair Market Value” of a Share shall be determined by the Board in good faith as of the September 30 (the “Valuation Date”) immediately preceding the January 1 on which the ITOP Credit is posted to a participant’s AMTOP Account as provided in Section 4.1 hereof. In determining “Fair Market Value,” the Board will consider (among other factors it deems appropriate) the valuation prepared by The Blackstone Group (“Blackstone”) in the ordinary course of business for reporting to its advisory board and investors. Within not more than ten (10) business days following each Valuation Date, Blackstone will deliver to the Board its current valuation, and within not more than five (5) business days thereafter the Board shall deliver to the Sponsoring Company, the Administrator and each Participating Agency its determination of Fair Market Value of a Share as of the immediately preceding Valuation Date. Notwithstanding the foregoing, if there is a regular public trading market for such Shares, “Fair Market Value” shall mean, as of any given date, the mean between the highest and lowest reported sales prices of a Share during normal business hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ.
     1.11. “HealthMarkets” means HealthMarkets, Inc. (formerly UICI), a Delaware corporation.
     1.12. “ITOP” means this HealthMarkets Initial Total Ownership Plan, as amended and restated as of April 5, 2006.
     1.13. “ITOP Credit” means a credit posted to the AMTOP Account of an eligible ITOP Participant pursuant to the terms of ITOP. The ITOP Credit shall be in the form of Equivalent Shares equal to the number of Shares that could be purchased with an eligible ITOP Participant’s ITOP Credit Amount.
     1.14. “ITOP Credit Addendum” means the addendum filed with the Administrator by each Participating Agency, which sets forth the ITOP Credit Amount applicable to the Participating Agency’s Agents who are ITOP Participants. Such ITOP Credit Addenda are incorporated by reference into this ITOP plan document.
     1.15. “ITOP Credit Amount” means an amount equal to a predetermined percentage of an eligible Agent’s calculated advances during the period described below during which the Agent is an ITOP Participant. For a Participant who has elected not to take advances, such Participant’s ITOP Credit Amount shall be calculated by the Participating Agency as indicated on the ITOP Credit Addendum. For purposes of ITOP, the period for determining an ITOP Participant’s ITOP Credit Amount shall commence on the date the Agent initially Contracts with the Participating Agency and end on the December 31 of the first full Calendar Year thereafter, provided that the Agent is continuously contracted with the Participating Agency during such period. The percentage used to determine the ITOP Credit Amount shall be designated from time to time by each Participating Agency in an ITOP Credit Addendum. Notwithstanding the foregoing, such percentage is initially established at fifteen percent (15%); provided, however, that, for each Agent participating in ITOP during all or any portion of the one year period ending on April 5, 2007 (such period of participation, the “Founder’s Period”), such percentage shall be increased and equal to thirty percent (30%) with respect to such eligible Agent’s calculated advances paid during the Founder’s Period.
     1.16. “ITOP Participant” means an Agent who is a participant in ITOP in accordance with Section 3.1.
     1.17. “Participating Agency” means any insurance agency, company, or other organization, which, with the consent of the Sponsoring Company, adopts ITOP.
     1.18. “Plan Year” means the Calendar Year.
     1.19. “Share” means a share of HealthMarkets’ Class A-2 common stock, $0.01 par value per share.
     1.20. “Total Ownership Program” or “TOP” means the equity program maintained by HealthMarkets for the benefit of Agents contracted with Participating Agencies, which program includes ITOP, ATOP and AMTOP.

ARTICLE II.
GENERAL
     2.1. History and Purpose – HealthMarkets has established the following plans for the benefit of Agents contracted with Participating Agencies that sell insurance policies and ancillary products issued by or reinsured by insurance company subsidiaries of HealthMarkets and the FSRs that enroll members in various membership associations:
A.	the HealthMarkets Agents’ Initial Total Ownership Plan (“ITOP”), as amended and restated as of December 1, 2003;

B.	the HealthMarkets Agents’ Total Ownership Plan I (“ATOP I”), as amended and restated as of July 1, 2004;

C.	the HealthMarkets Agents’ Total Ownership Plan II (“ATOP II”), as amended and restated as of July 1, 2004;

D.	the HealthMarkets Agents’ Matching Total Ownership Plan I (“AMTOP I”), as amended and restated as of July 1, 2004; and

E.	the HealthMarkets Agents’ Matching Total Ownership Plan II (“AMTOP II”), as amended and restated as of July 1, 2004.
ATOP I and ATOP II are sometimes referred to herein as the “Agent Contribution Plans;” AMTOP I and AMTOP II sometimes collectively referred to as the “Agent Matching Plans”; and the Agent Contribution Plans and the Agent Matching Plans, together with ITOP, are sometimes collectively referred to as the “TOP Plans.” The Sponsoring Company maintains the TOP Plans to promote the mutual interests of HealthMarkets and its stockholders, on the one hand, and the agents contracted with Participating Agencies that sell insurance policies and ancillary products issued by or reinsured by insurance company subsidiaries of HealthMarkets and the FSRs that enroll members in various membership associations, on the other hand. Through the TOP Plans, the Sponsoring Company seeks to provide a continuing incentive to such agents and FSRs to sell such insurance policies and ancillary products and to enroll such members, thereby providing HealthMarkets and its stockholders with the benefit of having agents and FSRs whose performance is motivated through a closer identity of interests with HealthMarkets’ stockholders.

     2.2. Shares – As of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of September 15, 2005 (the “Merger Agreement”), among the Sponsoring Company and certain entities formed by Blackstone, DLJ Merchant Banking Partners IV, L.P. and Goldman, Sachs & Co), (a) each share of HealthMarkets common stock then owned by a Participant under any Agent Contribution Plan shall be converted into the right to receive one Share (as defined in Section 1.19 above) and shall thereafter be held under, and in accordance with and subject to the terms of, ATOP; and (b) each Matching Credit then posted to a Participant’s Account under any Agent Matching Plan shall represent an equivalent book credit representing one Share (as defined in Section 1.19 above) and shall thereafter constitute a Matching Credit in accordance with and subject to the terms of AMTOP. The rights and obligations of the holders of each Share shall be as set forth in the Amended and Restated Certificate of Incorporation of HealthMarkets (the “Certificate of Incorporation”) to be effective as of the Effective Time (as defined in the Merger Agreement), the terms of which are specifically incorporated herein by reference thereto.
     2.3. Non-Qualified Plan – ITOP is not intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) or an employee benefit plan under the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not subject to the vesting, funding, nondiscrimination, or other requirements imposed on such plans by the Code and ERISA.
     2.4. ITOP Administration – Subject in all respects to the provisions hereof, the Sponsoring Company hereby appoints the Administrator to control and manage the operation and administration of ITOP.
     2.5. Applicable Laws – ITOP shall be construed and administered according to the internal laws of the State of Texas.
     2.6. Gender And Number – Where the context requires, words in either gender include the other gender, words in the singular include the plural, and words in the plural include the singular.
     2.7. Evidence – Evidence required of anyone under ITOP may include, but is not limited to, valid certificates, affidavits, documents, or other information considered pertinent and reliable by the Administrator.
     2.8. Action By the Sponsoring Company, Administrator or Participating Agency – Any action required or permitted to be taken by the Sponsoring Company, the Administrator or any Participating Agency under ITOP shall be taken by an officer duly authorized to take such action by the Board, the Administrator or the Participating Agency, as the case maybe. If a Participating Agency is not a corporation, any action required or permitted to be taken under ITOP shall be by the individual or individuals authorized to take such action on behalf of a Participating Agency, as identified to Administrator. The Administrator shall have no duty to investigate or confirm the validity of such identified individual’s authority to act.
ARTICLE III.
ELIGIBILITY
     3.1. Participation – Each Agent shall become an ITOP Participant on the date such Agent enters into a written Contract with the Participating Agency. Participation shall end on the earlier of the following:
(a)	the date the one-time ITOP Credit is posted to the ITOP Participant’s AMTOP Account in accordance with Section 4.1; or

(b)	the date the Agent’s Contract is terminated, either by the Agent or the Participating Agency.
Participation in ITOP does not give any Agent the right to be credited with the one-time ITOP Credit unless the ITOP Participant satisfies all the ITOP Credit eligibility requirements described in Section 3.2.
     3.2. Eligibility For ITOP Credit – Subject to the terms and conditions of ITOP, each ITOP Participant will become eligible for a one-time ITOP Credit after the completion of one (1) full Calendar Year following the date the ITOP Participant entered into a written Contract with the Participating Agency and during which the ITOP Participant is continuously contracted with the Participating Agency, provided such ITOP Participant elects to participate in TOP by timely completing a TOP Participant’s Election Form and such form has been received and acknowledged by the Administrator. An ITOP Participant who does not submit a properly completed TOP Participant’s Election Form (within the time period required by the Administrator) to elect to participate in TOP or does not meet eligibility requirements shall not be eligible for the ITOP Credit, but will be allowed to elect to participate in the TOP plan. An ITOP Participant shall have his first opportunity to elect to participate in TOP during a period established by the Administrator, which period shall commence on or about the date the ITOP Participant completes one (1) full Calendar Year following the date he or she enters into a written Contract with the Participating Agency (during which Calendar Year the ITOP Participant is continuously contracted with the Participating Agency.) An Agent shall be eligible for only one ITOP Credit.
     3.3. Participation Not Contract Of Employment – ITOP does not constitute a contract of employment, and ITOP participation does not give any ITOP Participant the right to be retained in the service of the Participating Agency or HealthMarkets either as an employee or an independent contractor, nor to any right or claim to any benefit under ITOP, unless such right or claim has specifically accrued under the terms of ITOP.
ARTICLE IV.
ITOP CREDITS
     4.1. ITOP Credit – On or about January 1 of each year, the Administrator will post on behalf of a Participating Agency a one-time ITOP Credit to the AMTOP Account of each ITOP Participant then eligible for the ITOP Credit in accordance with Section 3.2. Such ITOP Credit shall equal a number of Equivalent Shares determined by dividing the eligible ITOP Participant’s ITOP Credit Amount by the Fair Market Value of Shares as of the September 30 immediately preceding such January 1. The ITOP Participant’s participation in ITOP shall end on the December 31 first preceding the date the ITOP Credit is posted to his or her AMTOP Account.
     4.2. Treatment of ITOP Credits under AMTOP – ITOP Credits shall become Bonus Credits, as that term is defined in AMTOP for purposes of AMTOP plan administration. In no event shall such Bonus Credits, if forfeited under Article V of AMTOP, become a part of the Forfeiture Credit Pool (as such term is defined in AMTOP). ITOP Credits shall vest in the same manner as all AMTOP Credits vest under the terms of AMTOP. Accordingly, vesting of any ITOP Credit shall commence only when an Agent has completed at least one “year of participation” as that term is specifically defined in AMTOP. The period during which an Agent is an ITOP Participant shall not be counted when determining the Agent’s vested percentage in any credits made to his AMTOP Account, and participation in ITOP shall not be counted when determining an Agent’s “years of participation.”
     4.3. Statement of ITOP Credit Amount – The Administrator shall provide each ITOP Participant who has not yet completed the ITOP Credit eligibility requirements described in Section 3.2 with monthly statements reflecting the ITOP Participant’s then current potential ITOP Credit Amount based on advances made to such ITOP Participant from the date he or she first contracted with the Participating Agency to the date of the statement.
ARTICLE V.
AMENDMENT AND TERMINATION OF ITOP
     5.1. Amendment – The Sponsoring Company reserves the right to amend ITOP at any time for any reason; provided, however, that (a) no amendment shall reduce the number of Shares in a Participant’s Account and any amounts credited to his Account prior to such amendment, and (b) to the extent required by applicable law or regulation, any proposed amendment to the Plan will be subject to approval of the shareholders of HealthMarkets if such amendment would have the effect of (i) materially increasing the benefits accruing to Participants under the Plan, (ii) materially increasing the aggregate number of securities that may be issued under the Plan or (iii) materially modifying the requirements as to eligibility for participation in the Plan. Any Participating Agency may, with approval of the Sponsoring Company, amend the ITOP Credit Amount for such Participating Agency’s participating Agents at any time by filing an amended Credit Addendum with the Administrator. Amendments will become effective for Credits made forty-five (45) days after notice of any such amendment is distributed to Participants in accordance with procedures established by the Administrator, in its sole discretion, from time to time.
     5.2. Termination – While HealthMarkets expects and intends to continue ITOP, it reserves the right to terminate ITOP at any time. ITOP will terminate as to all ITOP Participants and all Agents on the first to occur of the following:
(a)	the date ITOP is terminated by HealthMarkets;

(b)	the date that HealthMarkets is judicially declared bankrupt or insolvent; or

(c)	the date of the dissolution, merger, consolidation, or reorganization of HealthMarkets, or the sale of all or substantially all of HealthMarkets’ assets, except that arrangements may be made whereby ITOP will be continued by any successor to HealthMarkets or any purchaser of substantially all of HealthMarkets’ assets, in which case the successor or purchaser will be substituted for HealthMarkets under ITOP.
     5.3. Withdrawal of Participating Agency – A Participating Agency may withdraw its participation in ITOP or the Sponsoring Company through the Administrator may terminate any Participating Agency’s participation in ITOP by submitting written notification of such to the other party at least thirty (30) days prior to the effective date of such withdrawal or termination of participation. In the event a Participating Agency notifies the Administrator that it ceases to adopt ITOP, or the Sponsoring Company through the Administrator withdraws its consent to the adoption of ITOP by a Participating Agency, ITOP shall terminate as to all ITOP Participants and all Agents who are members of or contracted with such Participating Agency, as of the effective date of either such notice.
     5.4. ITOP Credits on Termination – On termination of ITOP in accordance with Section 5.2 or 5.3, crediting of ITOP Credits on behalf of any ITOP Participant who has not completed his or her first full Calendar Year following the date the ITOP Participant first entered into a written Contract with the Participating Agency shall be at the sole discretion of the Sponsoring Company. Any such credit will be made as soon as administratively practical following the ITOP termination date.
     5.5. Notice of Amendment – The Administrator will notify affected ITOP Participants of any material amendment or termination of ITOP.

     5.6. Prior Plan Agreements Superseded – The terms of ITOP as herein set forth shall supersede in all respects and be in complete substitution for all other prior agreements and understandings with respect to the subject matter hereof.
     5.7. Rights of Participants – Subject in all respects to the right of the Sponsoring Company as provided in Section 5.1 hereof to amend ITOP at any time and the right of the Sponsoring Company to terminate ITOP as provided in Section 5.2 hereof at any time, it is agreed and hereby acknowledged that the obligation, if any, to maintain ITOP shall be and remain solely the obligation of HealthMarkets in its capacity as Sponsoring Company and not the obligation of any of HealthMarkets’ subsidiaries, and no ITOP Participant hereunder shall have recourse to or other rights against any of HealthMarkets’ subsidiaries in connection with the maintenance or administration of ITOP. Notwithstanding the foregoing, the Sponsoring Company reserves the right to maintain and/or administer ITOP through one or more of its subsidiaries.

HealthMarkets, Inc.
Initial Total Ownership Plan
ITOP
ITOP Credit Addendum

Participating Agency:	UGA — Association Field Services, a division of The
MEGA Life and Health Insurance Company
500 Grapevine Highway
Suite 300
Hurst, Texas 76054
“ITOP CREDIT AMOUNT” The ITOP Credit Amount is established at fifteen percent (15%) of the ITOP Participant’s calculated advances, and for the ITOP Participant whose status is “Non-Advance” an advance shall be calculated based on monthly volume of insurance policies and/or ancillary products submitted multiplied by a percentage the Participating Agency deems appropriate, during the period commencing on the date the ITOP Participant initially contracts with the Participating Agency and ending on the December 31 of the first full Calendar Year thereafter, provided that the ITOP Participant is continuously contracted with the Participating Agency during that period. Notwithstanding the foregoing, for each Agent participating in ITOP during all or any portion of the one year period ending on April 5, 2007 (such period of participation, the “Founder’s Period”), such percentage shall be increased and equal to thirty percent (30%) with respect to such eligible Agent’s calculated advances paid during the Founder’s Period.
     This Addendum is effective as of April 5, 2006.

HealthMarkets, Inc.	UGA – Association Field Services, a division of The MEGA Life and Health Insurance Company

By:	By:

Printed Name:	Printed Name:

Title:	Title: